                                                                     EXHIBIT 4.3


                          THIRD SUPPLEMENTAL INDENTURE

         THIS THIRD SUPPLEMENTAL INDENTURE dated as of March 15, 2004 among American Achievement Corporation, a Delaware corporation (the "Company"), the Guarantors (as defined in the Indenture referred to herein), and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

         WHEREAS, the Company and certain of the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of February 20, 2002 (as such indenture has been supplemented and amended to date, the "Existing Indenture", and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the "Indenture"), providing for the issuance of an aggregate principal amount of up to $177.0 million of 11 5/8% Senior Notes due 2007 (the "Notes");

         WHEREAS, the Company and certain of the Guarantors have heretofore executed and delivered to the Trustee supplemental indentures dated as of July 17, 2002 and December 24, 2002 providing for the unconditional guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth therein;

         WHEREAS, the Company and the Guarantors propose to amend the Existing Indenture and the Notes (the "Proposed Amendments"), as contemplated hereby;

         WHEREAS, the Company has obtained the consent of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated February 24, 2004, as amended, supplemented or modified (the "Consent Solicitation Statement"), to the Proposed Amendments upon the terms and subject to the conditions set forth therein;

         WHEREAS, pursuant to Section 9.2 of the Indenture, the Company and the Guarantors may amend or supplement the Indenture and the Notes as contemplated hereby provided that the Holders of at least 66 2/3% in aggregate principal amount of Notes then outstanding have consented;

         WHEREAS, the Company has received and delivered to the Trustee the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes to the Proposed Amendments;

         WHEREAS, each of the Company and each Guarantor has been authorized by a resolution of its respective board of directors to enter into this Third Supplemental Indenture;

         WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the certificate of incorporation and by-laws of the Company and the Guarantors to make this Third Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

         WHEREAS, pursuant to Section 9.6, the Trustee is authorized to execute and deliver this Third Supplemental Indenture;

         WHEREAS, following the execution of this Third Supplemental Indenture, the terms hereof will become operative (the "Operative Date") upon the acceptance for purchase by the Company of Notes validly tendered in the tender offer contemplated by the Consent Solicitation Statement (the "Tender Offer Condition"); and

         WHEREAS, the terms of this Third Supplemental Indenture shall be null and void if the Tender Offer Condition does not occur.

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

         That, for and in consideration of the premises herein contained and in order to effect the proposed amendments contained in the Consent Solicitation Statement, pursuant to Sections 9.2 and 9.6 of the Existing Indenture, the Company and the Guarantors agree with the Trustee as follows:

                                    ARTICLE 1
                   Amendment of Existing Indenture and Notes



1.1. Amendment of Existing Indenture. Effective as of the Operative Date, this Third Supplemental Indenture amends the Existing Indenture as provided for herein. If the Operative Date does not occur on or prior to the date that is 90 days following the date of this Third Supplemental Indenture, then the terms of this Third Supplemental Indenture shall be null and void and the Existing Indenture shall continue in full force and effect without any modification hereby.

1.2. Amendment of Section 1.1. Pursuant to Section 9.2 of the Existing Indenture, Section 1.1 of the Existing Indenture is hereby amended by deleting in their entirety the definitions of "Acquired Indebtedness," "Asset Acquisition," "Borrowing Base," "Consolidated EBITDA," "Consolidated Fixed Charge Coverage Ratio," "Consolidated Fixed Charges," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Net Worth," "Consolidated Non-cash Charges," "Credit Agreement," "Foreign Restricted Subsidiary," "Independent Financial Advisor," "Interest Swap Obligation," "Management Agreement," "Material Domestic Restricted Subsidiary," "Pari Passu Indebtedness," "Permitted Business," "Permitted Indebtedness," "Permitted Investments," "Permitted Liens," "Purchase Money Indebtedness," "Refinancing Indebtedness," "Subordinated Indebtedness," and "Weighted Average Life to Maturity" contained in the Existing Indenture.

1.3. Amendment of Section 1.2. Pursuant to Section 9.2 of the Existing Indenture, Section 1.2 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 1.2 Other Definitions.

                                                                                                    DEFINED IN
TERM                                                                                                 SECTION
----                                                                                                ----------
"Agent Members".................................................................................         2.6
"Certificated Notes"............................................................................         2.1
"Covenant Defeasance"...........................................................................         8.3
"Event of Default"..............................................................................         6.1
"Foreign Person"................................................................................         2.6
"Global Notes"..................................................................................         2.1
"Institutional Accredited Investors"............................................................         2.1
"Legal Defeasance"..............................................................................         8.2
"Offshore Certificated Notes"...................................................................         2.1
"Paying Agent"..................................................................................         2.3
"Permanent Regulation S Global Note"............................................................         2.1
"Private Placement Legend"......................................................................         2.6
"Registrar".....................................................................................         2.3
"Regulation S Global Note"......................................................................         2.1
"Rule 144A Global Note".........................................................................         2.1
"Temporary Regulation S Global Note"............................................................         2.1
"U.S. Certificated Notes".......................................................................         2.1

1.4. Amendment of Section 3.8. Pursuant to Section 9.2 of the Existing Indenture, Section 3.8 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 3.8. [INTENTIONALLY OMITTED].

1.5. Amendment of Section 3.9. Pursuant to Section 9.2 of the Existing Indenture, Section 3.9 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 3.9. [INTENTIONALLY OMITTED].

1.6. Amendment of Section 3.10. Pursuant to Section 9.2 of the Existing Indenture, Section 3.10 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 3.10. [INTENTIONALLY OMITTED].

1.7. Amendment of Section 4.2. Pursuant to Section 9.2 of the Existing Indenture, Section 4.2 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.2. [INTENTIONALLY OMITTED].

1.8. Amendment of Section 4.3. Pursuant to Section 9.2 of the Existing Indenture, Section 4.3 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.3. [INTENTIONALLY OMITTED].

1.9. Amendment of Section 4.4. Pursuant to Section 9.2 of the Existing Indenture, Section 4.4 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.4. [INTENTIONALLY OMITTED].

1.10. Amendment of Section 4.5. Pursuant to Section 9.2 of the Existing Indenture, Section 4.5 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.5. [INTENTIONALLY OMITTED].

1.11. Amendment of Section 4.7. Pursuant to Section 9.2 of the Existing Indenture, Section 4.7 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.7. [INTENTIONALLY OMITTED].

1.12. Amendment of Section 4.8. Pursuant to Section 9.2 of the Existing Indenture, Section 4.8 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.8. [INTENTIONALLY OMITTED].

1.13. Amendment of Section 4.9. Pursuant to Section 9.2 of the Existing Indenture, Section 4.9 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.9. [INTENTIONALLY OMITTED].

1.14. Amendment of Section 4.10. Pursuant to Section 9.2 of the Existing Indenture, Section 4.10 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.10. [INTENTIONALLY OMITTED].

1.15. Amendment of Section 4.11. Pursuant to Section 9.2 of the Existing Indenture, Section 4.11 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.11. [INTENTIONALLY OMITTED].

1.16. Amendment of Section 4.12. Pursuant to Section 9.2 of the Existing Indenture, Section 4.12 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.12. [INTENTIONALLY OMITTED].

1.17. Amendment of Section 4.13. Pursuant to Section 9.2 of the Existing Indenture, Section 4.13 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.13. [INTENTIONALLY OMITTED].

1.18. Amendment of Section 4.14. Pursuant to Section 9.2 of the Existing Indenture, Section 4.14 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.14. [INTENTIONALLY OMITTED].

1.19. Amendment of Section 4.15. Pursuant to Section 9.2 of the Existing Indenture, Section 4.15 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.15. [INTENTIONALLY OMITTED].

1.20. Amendment of Section 4.16. Pursuant to Section 9.2 of the Existing Indenture, Section 4.16 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.16. [INTENTIONALLY OMITTED].

1.21. Amendment of Section 4.17. Pursuant to Section 9.2 of the Existing Indenture, Section 4.17 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.17. [INTENTIONALLY OMITTED].

1.22. Amendment of Section 4.19. Pursuant to Section 9.2 of the Existing Indenture, Section 4.19 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.19. [INTENTIONALLY OMITTED].

1.23. Amendment of Section 5.1. Pursuant to Section 9.2 of the Existing Indenture, Section 5.1 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 5.1. [INTENTIONALLY OMITTED].

1.24. Amendment of Section 5.2. Pursuant to Section 9.2 of the Existing Indenture, Section 5.2 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 5.2. Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, the surviving entity shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein.

1.25. Amendment of Section 6.1. Pursuant to Section 9.2 of the Existing Indenture, Section 6.1 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 6.1. Events of Default

         Each of the following constitutes an "Event of Default":

                           (a) the failure to pay interest on any Note when the
                  same becomes due and payable and the default continues for a period of 30 days;

                           (b) the failure to pay the principal of any Note,
                  when such principal becomes due and payable, at maturity, upon redemption or otherwise;

                           (c) [INTENTIONALLY OMITTED];

                           (d) [INTENTIONALLY OMITTED];

                           (e) [INTENTIONALLY OMITTED];

                           (f) the Company or any Significant Subsidiary of the
                  Company:

                           (i) commences a voluntary case under any Bankruptcy
                  Law,

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (iii) consents to the appointment of a custodian or
                  receiver of it or for all or substantially, all of its property,

                           (iv) makes a general assignment for the benefit of
                  its creditors, or

                           (v) generally is not paying its debts as they become
                  due; or

                           (g) a court of competent jurisdiction enters an order
                  or decree under any Bankruptcy Law that:

                           (i) is for relief in an involuntary case against the
                  Company or any Significant Subsidiary of the Company;

                           (ii) appoints a custodian or receiver of the Company
                  or any Significant Subsidiary or for all or substantially all of the property of any of the foregoing;

                           (iii) orders the liquidation of the Company or any of
                  its Significant Subsidiaries;

         and the order or decree remains unstayed and in effect for 60 consecutive days; or

                           (h) [INTENTIONALLY OMITTED].

1.26. Amendment of Section 8.4. Pursuant to Section 9.2 of the Existing Indenture, Section 8.4 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

Section 8.4. Conditions to Legal or Covenant Defeasance.

         The following are the conditions precedent to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                           (1) the Company must irrevocably deposit with the
                  Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                           (2) [INTENTIONALLY OMITTED];

                           (3) [INTENTIONALLY OMITTED];

                           (4) [INTENTIONALLY OMITTED];

                           (5) such Legal Defeasance or Covenant Defeasance
                  shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                           (6) [INTENTIONALLY OMITTED];

                           (7) the Company shall have delivered to the Trustee
                  an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                           (8) [INTENTIONALLY OMITTED].

1.27. Amendments to the Notes. Pursuant to Section 9.2 of the Existing Indenture, Sections 6 and 9 of the Notes are hereby deleted in their entirety and clauses (iii), (iv) and (v) of Section 13 of the Notes are hereby amended and restated in their entirety to read as follows:

         "(iii) [INTENTIONALLY OMITTED]; (iv) INTENTIONALLY OMITTED]; (v) INTENTIONALLY OMITTED];".

                                    ARTICLE 2
                                   The Trustee

2.1. Privileges and Immunities of Trustee. The Trustee accepts the amendment of the Indenture and the Notes effected by this Third Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible for the adequacy or sufficiency of the Third Supplemental Indenture, for the due execution thereof by the Company and the Guarantors or for the recitals contained herein, which are the Company's and the Guarantors' responsibilities.

                                    ARTICLE 3
                            Miscellaneous Provisions

3.1. Instruments to be Read Together. This Third Supplemental Indenture is an indenture supplemental to and in implementation of the Existing Indenture, and said Existing Indenture and this Third Supplemental Indenture shall henceforth be read together.

3.2. Confirmation. The Existing Indenture as amended and supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

3.3. Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.

3.4. Counterparts. This Third Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

3.5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

3.6. Effectiveness. The provisions of this Third Supplemental Indenture will become operative on the Operative Date.

3.7. Governing Law. The internal law of the State of New York shall govern and be used to construe this Third Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. This Third Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

                                    AMERICAN ACHIEVEMENT CORPORATION

                                    By:
                                        ---------------------------------------
                                        Name
                                        Title:

                                    COMMEMORATIVE BRANDS, INC.

                                    By:
                                        ---------------------------------------
                                        Name
                                        Title:

                                    CBI NORTH AMERICA, INC.

                                    By:
                                        ---------------------------------------
                                        Name
                                        Title:

                                    TAYLOR SENIOR HOLDINGS CORP.

                                    By:
                                        ---------------------------------------
                                        Name
                                        Title:

                                    TAYLOR PUBLISHING COMPANY

                                    By:
                                        ---------------------------------------
                                        Name
                                        Title:

                                    TP HOLDING CORP.

                                    By:
                                        ---------------------------------------
                                        Name
                                        Title:

                                    EDUCATIONAL COMMUNICATIONS, INC.

                                    By:
                                        ---------------------------------------
                                        Name
                                        Title:

                                    TAYLOR PUBLISHING MANUFACTURING, L.P.

                                    By:
                                        ---------------------------------------
                                        Name
                                        Title:

                                    TAYLOR MANUFACTURING HOLDINGS, LLC

                                    By:
                                        ---------------------------------------
                                        Name
                                        Title:

                                    THE BANK OF NEW YORK,
                                    AS TRUSTEE

                                    By:
                                        ---------------------------------------
                                        Name
                                        Title: